Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

KEMET Corporation:

We consent to the incorporation by reference in the registration statement (No. 33-60092) on Form S-8 of KEMET Corporation of our report dated October 1, 2007, with respect to the statements of net assets available for benefits of the KEMET Employees’ Savings Plan as of March 30, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental schedule, which report appears in  the March 30, 2007 annual report on Form 11-K of KEMET Employees’ Savings Plan.

Our report with respect to the financial statements refers to the Plans’ adoption of Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined — Contribution Health and Welfare and Pension Plans, as of March 30, 2007 and 2006.

/s/ KPMG LLP

Greenville, South Carolina

October 1, 2007

13